                                  EXHIBIT 21.1

                                  SUBSIDIARIES

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
                                                                STATE OR OTHER JURISDICTION OF
    REGISTRANT                      SUBSIDIARY                  INCORPORATION OR ORGANIZATION
    ----------                      ----------                  ------------------------------
BWAY Corporation       Brockway Standard, Inc.                         Delaware
                       Brockway Standard (Canada), Inc.                Ontario, Canada
                       Brockway Standard (New Jersey), Inc.            Delaware
                       BWAY Foreign Sales Corporation                  Barbados
                       Materials Management, Inc.                      Delaware
                       Milton Can Company, Inc.                        Delaware
                       Armstrong Containers, Inc.  (a)                 Delaware
                       Brockway Standard (Ohio), Inc.  (a)             Delaware
                       Plate Masters, Inc.  (a)                        Delaware
                       Milton Metal Graphics, Inc.  (b)                Delaware
                       Northeast Tin Plate Company  (b)                Delaware
                       Tin Plate Alliance, L.L.C.  (c)                 Delaware
Brockway Standard      Milton Metal Graphics, Inc.                     Delaware
(New Jersey), Inc.     Northeast Tin Plate Company                     Delaware
Brockway Standard,     Armstrong Containers, Inc.                      Delaware
Inc.                   Brockway Standard (Ohio), Inc.                  Delaware
                       Plate Masters, Inc.                             Delaware
Materials              Tin Plate Alliance, L.L.C.                      Delaware
Management, Inc.
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Notes:

     (a) Armstrong Containers, Inc., Brockway Standard (Ohio), Inc. and Plate Masters, Inc. are direct subsidiaries of Brockway Standard, Inc., a direct subsidiary of BWAY Corporation.

     (b) Milton Metal Graphics, Inc. and Northeast Tin Plate Company are direct subsidiaries of Brockway Standard (New Jersey), Inc., a direct subsidiary of BWAY Corporation.

     (c) Tin Plate Alliance, L.L.C. is a direct subsidiary of Materials Management, Inc., a direct subsidiary of BWAY Corporation.